UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 3, 2014

OPTIONABLE, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-51838 (Commission File Number)	52-2219407 (I.R.S. Employer Identification No.)

635 Beach 19th Street Far Rockaway, NY 11691
(Address of principal executive offices) (zip code)

(516) 807-1981
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Amendment of By-Laws and Resignation of Director.

Effective on September 3, 2014, the majority of the shareholders and the Board of Optionable, Inc. approved an amendment to the by-laws of Optionable, Inc., such that the minimum number of members of the Board of Directors has been reduced from two to one. Furthermore, the Board of Directors accepted Neil Osrof’s resignation from the Board of Directors of Optionable, Inc., effective the same date. The Directors and Officers wish to sincerely thank Mr. Osrof for all of his hard work, time and effort with respect to his serving on the Company’s Board of Directors.

Item 5.03 Issuance of Options.

Effective on September 3, 2014, the Board of Optionable, Inc. approved the issuance of options to Dov Rauchwerger, Neil Osrof and Matthew Katzeff, as per the Company’s 2004 Stock Option Plan (as amended in March 2011). The Company granted 750,000 options to Dov Rauchwerger at an exercise price of $0.03; 350,000 options to Neil Osrof at an exercise price of $0.03; and 750,000 options to Matthew Katzeff at an exercise price of $0.03.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 3, 2014	Optionable, Inc.

By: /s/ Dov Rauchwerger
Dov Rauchwerger
CEO